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EXHIBIT 23.1







                       Consent of Independent Auditors
                       _______________________________


    Board of Directors
    Sattel Global Networks, Inc.
    Broomfield, Colorado

    We hereby consent to the inclusion in this Form S-8 Registration Statement of our report dated March 30, 2001 relating to the financial statements of Sattel Global Networks, Inc. appearing in the Company's Form 10-KSB for the year ended December 31, 2001.

    January 24, 2002

    Malone & Bailey, PLLC
    www.malone-bailey.com
    Houston, Texas